UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 25, 2011

Adherex Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-32295	20-0442384
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 136285, 68 TW Alexander Drive Research Triangle Park, North Carolina		27709
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(919) 636-4530

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the Continuance (as defined below), Dr. Arthur T. Porter, William G. Breen and Claudio F. Bussandri resigned as directors of Adherex Technologies Inc. (“Adherex”, “Company”, “we”, or “our”) and Messrs. Chris A. Rallis and Steven D. Skolsky were elected as directors of Adherex.  Messrs. Rallis and Skolsky are each expected to be named to the Company’s audit, compensation, and governance committees.  In addition, each of the new directors has entered into an Independent Director Agreement with the Company, dated as of August 25, 2011, which provides for (i) cash compensation in the form of USD$ 1,500 per board meeting attended, and (ii) non-cash compensation in the form of a grant of options to purchase shares of the Company’s common stock having an aggregate value equal to USD $5,000 (with price per share and exercise price based on the value of the Company’s common stock as of the date of grant) per board meeting attended.  The options will be immediately vested when granted and shall otherwise be subject to the terms and conditions of the Company’s stock option plan, as amended.  The Independent Director Agreement also calls for the reimbursement of such director’s reasonable travel and related expenses incurred in the course of attending board meetings.  The Independent Director Agreement has a term that extends until the next annual meeting of the shareholders and renews on an annual basis upon the director’s re-election, as well as customary indemnification and insurance provisions.  Other than the Independent Director Agreement, there are no related party transactions between the Company and either of Messrs. Rallis and Skolsky that are required to be reported under Item 404(d) of Regulation S-K.  Biographies of each of the newly appointed directors are as follows:

Mr. Chris A. Rallis

Chris A. Rallis has been an executive-in-residence at Pappas Ventures, a life science venture capital firm since January 2008. Previously, Mr. Rallis was the President and Chief Executive Officer of ImmunoBiosciences, Inc. ("IBI"), a vaccine technology company formerly located in Raleigh, North Carolina from April 2006 through June 2007.  Prior to joining IBI, Mr. Rallis served as an executive in residence (part time) for Pappas Ventures, and as a consultant for Duke University and Panacos Pharmaceuticals, Inc. Mr. Rallis is the former President and Chief Operating Officer and director of Triangle Pharmaceuticals, Inc., which was acquired by Gilead Sciences in January 2003 for approximately $465 million. Prior to assuming the role of President and COO in March 2000, he was Executive Vice President, Business Development and General Counsel. While at Triangle, Mr. Rallis participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of ten compounds. Before joining Triangle in 1995, Mr. Rallis served in various business development and legal management roles with Burroughs Wellcome Co. over a 13-year period, including Vice President of Strategic Planning and Business Development. Mr. Rallis also serves on the board of Aeolus Pharmaceuticals, a biopharmaceutical company located in Mission Viejo, California. Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University.

Mr. Steven D. Skolsky

With a distinguished career spanning 30 years in the life sciences, Mr. Skolsky is a recognized industry leader who has held numerous international general management and executive leadership roles in the pharmaceutical and biotech sectors with a principal emphasis on commercialization, product strategy, and new product development. He was recently appointed to the position of Global Head of Clinical and Data Operations at Quintiles Transnational after serving as Principal of EXPIS Partners, a strategic life science consultancy. Mr. Skolsky also currently serves on the Board of Basilea Pharmaceutica, a Swiss based biopharmaceutical company where he previously served as Vice Chairman of the Board. Mr. Skolsky is the former President and Chief Executive Officer of Sequoia Pharmaceuticals, a privately held company specializing in novel antiviral therapeutics. Prior to his appointment at Sequoia, he held the position of Chief Executive Officer at Trimeris, Inc., a publicly held company that discovered and commercialized Fuzeon(R), a first-in-class HIV therapeutic in collaboration with partner F. Hoffmann-La Roche. Previously, Mr. Skolsky served over 20 years at GlaxoSmithKline in a range of senior leadership roles, including Senior Vice President of Global Product Strategy and Clinical Development, Managing Director of GSK's operations in Australia and New Zealand and Head of Glaxo Wellcome's Division of HIV/Oncology. Mr. Skolsky received his Bachelor's Degree in Biology from the University of North Carolina at Chapel Hill.

Item 8.01  Other Events

On August 25, 2011, Adherex filed Articles of Amendment (the “Amendment”) under the Canada Business Corporations Act (the “CBCA”) to implement a one-for-eighteen reverse split of our common stock (the “Share Consolidation”).  The Share Consolidation was authorized by the shareholders at our annual and special meeting of shareholders on June 28, 2011 (within a share consolidation range of between one-for-fifteen and one-for-twenty) and was approved by resolution of the Board of Directors on August 10, 2011.  The Share Consolidation became effective on August 25, 2011 (the “Effective Date”) and our common stock will begin trading on the Toronto Stock Exchange and the OTC market (on the OTCQB tier) on a post-consolidation basis on August 30, 2011.

As a result of the Share Consolidation, every eighteen shares of common stock will be combined into one share of common stock. The Share Consolidation affects all our common stock outstanding on the Effective Date, as well as the number of shares of common stock available for issuance under our stock option plan as of such date.  In addition, the Share Consolidation will effect a reduction in the number of shares of common stock issuable upon the exercise of outstanding stock options and warrants along with a corresponding increase in exercise price.  Shareholders will not receive fractional post-consolidation shares in connection with the Share Consolidation.  Instead, all fractional shares will be rounded down to the nearest whole number and cancelled, without payment or other compensation being made to such shareholder in respect thereof, in accordance with the consolidation resolution approved by the requisite number of shareholders at our recent annual and special meeting on June 28, 2011.

In addition, immediately following the Share Consolidation and on the Effective Date, Adherex continued from the laws of Canada under the CBCA to the laws of British Columbia in accordance with Section 302 of the Business Corporations Act (British Columbia) (the “BCBCA”) (the “Continuance”).  As of the Effective Date, Adherex adopted new (i) “Notice of Articles” (which effectively replace Adherex’s Articles of Amalgamation, as amended, under the CBCA) and (ii) “Articles” under the BCBCA (which effectively replace Adherex’s By-laws under the CBCA), giving effect to the Continuance.  The Continuance was authorized at our annual and special meeting of shareholders on June 28, 2011 and was approved by resolution of the Board of Directors on August 10, 2011 (after having received a “statement of satisfaction” from the director of Industry Canada pursuant to Section 188 of the CBCA authorizing Adherex to continue under the BCBCA).

As a result of the Continuance, the “Notice of Articles”, “Articles” and the BCBCA shall govern the rights of holders of our common stock (including holders of our warrants and options to the extent they convert or exercise the same for shares of our common stock) as of the Effective Date.  A summary comparison of certain provisions of the BCBCA and the CBCA appears on pages 9 through 14 of Adherex’s Management Proxy Circular, which was furnished on Form DEF 14A to the U.S. Securities and Exchange Commission on EDGAR on June 7, 2011.

The full text of the Articles of Amendment, the “Notice of Articles”, and the “Articles” are filed as Exhibits 3.1, 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
*3.1	Articles of Amendment
*3.2(i)	Notice of Articles
*3.2(ii)	Articles
*99.1	Press Release, issued by Adherex Technologies Inc. dated August 25, 2011.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adherex Technologies Inc.

Dated: August 26, 2011	By:	/s/ Robert Andrade
Robert Andrade, Chief Financial Officer